UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2017

MATTHEWS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-09115	25-0644320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two NorthShore Center Pittsburgh, Pennsylvania		15212-5851
(Address of principal executive offices)		(Zip Code)

(412) 442-8200

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

Pending Acquisition

On November 21, 2017, Matthews International Corporation (“Matthews,” “our” “we”) signed a definitive agreement to acquire all of the capital stock of a company that, if the transaction closes, would become part of our Industrial Technologies segment for a cash purchase price of $50 million on a cash-free, debt-free basis. The purchase price is subject to standard working capital adjustments. Subject to satisfaction of standard closing conditions, the acquisition is expected to close by the end of November, 2017. Although we expect the transaction to close, at this time we cannot provide assurances that the closing will occur as described herein.

Forward-Looking Statements

Certain statements in this Form 8-K, including statements regarding the pending acquisition, are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual events or results may differ materially from those contained in the forward-looking statements, including those factors set forth in Matthews’ public filings. These documents contain and identify important factors that could cause the actual results for Matthews on a consolidated basis to differ materially from those contained in Matthews’ forward-looking statements. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this announcement, and Matthews disclaims any obligation to update information contained in these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matthews International Corporation
(Registrant)

	By:	/s/ Steven F. Nicola
Steven F. Nicola
Chief Financial Officer and Secretary

Dated: November 27, 2017

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